EXHIBIT 10.16

                    VOTING AGREEMENT

          THIS VOTING AGREEMENT is made and entered into as of this 27th day of December, 1993, by and between Care Enterprises, Inc., a Delaware corporation ("Care"), and each of the persons named on Exhibit A hereto (each a "Stockholder" and, collectively, the "Stockholders")

          WHEREAS, Care and Regency Health Services,
Inc., a Delaware corporation ("Regency"), have entered into an agreement with respect to a merger of Care and Regency (the "Merger Agreement"); and

          WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Care requested that each Stockholder agree, and in order to induce Care to enter into the Merger Agreement, each Stockholder has agreed, to vote all shares of Common Stock, par value $.01 per share ("Regency Common Stock"), of Regency beneficially owned by such Stockholder as of the date hereof or at any time hereafter (the "Regency Shares") as provided here-in; and

          WHEREAS, Regency and certain stockholders of Care have agreed to enter into a voting agreement pursu-ant to which such stockholders will, subject to certain conditions, vote all shares of Common Stock, par value
$.01 per share ("Care Common Stock"), owned by such Stockholder as of the date hereof or at any time hereaf-ter and over which such Stockholder has voting power;

          NOW, THEREFORE, in consideration of the forego-ing, and the representations, warranties, covenants and agreements contained herein and in the Merger Agreement, and intending to be legally bound, the parties hereto agree as follows:

          1. Voting Agreement. Each Stockholder hereby agrees to appear at any annual or special meeting of stockholders of Regency for the purpose of obtaining a quorum. Each Stockholder hereby agrees to vote all of its Regency Shares in favor of the transactions contem-plated by the Merger Agreement.

          2. Termination. This Agreement shall termi-nate upon the earlier to occur of (i) the approval of the transactions contemplated by the Merger Agreement by the affirmative vote of a majority of the outstanding shares of Regency Common Stock and (ii) the termination of the Merger Agreement in accordance with its terms.

          3.  Representations and Warranties.  Each
Stockholder hereby represents and warrants to Care as follows:

               (a)  Authority Relative to this Agreement.
Such Stockholder has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming that this Agreement has been duly and validly authorized, executed and delivered by Care, this Agreement constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms.

               (b)  Ownership of Shares.  Such Stockhold-
er has good and marketable title to all of the of shares of Regency Common Stock indicated opposite such Stock-holder's name on Exhibit A hereto, which constitute all the shares of Regency Common Stock owned by such Stock-holder. There are no restrictions on the voting rights pertaining to such shares of Regency Common Stock.

               (c)  No Conflicts.  Neither the execution
and delivery of this Agreement nor the consummation by such Stockholder of the transactions contemplated hereby will conflict with or constitute a violation of or de-fault under any contract, commitment, agreement, arrange-ment or restriction of any kind to which such Stockholder is a party or by which such Stockholder is bound. Other than this Agreement, there are no other agreements or understandings with respect to the voting of the Regency
Shares, and each Stockholder hereby agrees that it will not enter into such an agreement.

          4.  Representations and Warranties of Care.
Care hereby represents and warrants to the Stockholders as follows:

               (a)  Authority Relative to this Agreement.
Care has full corporate power and authority to execute and deliver this Agreement and to consummate the transac-tions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Care and no other corporate proceedings on the part of Care are necessary to autho-rize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Care and, assuming that this Agreement has been duly and validly authorized, executed and delivered by each Stockholder, this Agreement consti-tutes a valid and binding agreement of Care, enforceable against Care in accordance with its terms.

          5. Transfer. Stockholders may sell, trans-fer, assign or otherwise dispose of any of the Regency
Shares; provided, however, that each Stockholder hereby agrees not to sell, transfer, assign or otherwise dispose of the Regency Shares to any Affiliate or Associate (as such terms are defined in Rule 126-2 of the Securities
Exchange Act of 1934, as amended) unless such Affiliate or Associate becomes a party to this Agreement. Any pur-ported transfer of Regency Shares to any such Affiliate or Associate that does not become a party hereto shall be null and void.

          6. Entire Agreement. This Agreement (a) con-stitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; (b) shall not be amended, altered or modified in any manner whatsoever, except by a written instrument executed by the parties hereto; and (c) shall be governed in all respects, in-cluding validity, interpretation and effect, by the laws of the State of Delaware (without giving effect to the provisions thereof relating to conflicts of law).

          7. Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement and that the obligations of the parties hereto shall be specifically enforceable.

          8. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors, assigns, heirs, executors, administrators and other legal repre-sentatives; provided, that this Agreement shall not be assigned without the prior written consent of the other party hereto, except that Care may assign, in its sole discretion, all or any of its rights, interests and obligations hereunder to any direct or indirect wholly owned subsidiary of Care. Nothing in this Agreement, ex-press or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

          9. Counterparts. This Agreement may be exe-cuted in two or more counterparts, each of which shall be deemed to be an original, but all of which shall consti-tute one and the same agreement.

          10. Notices. Any notices or other communica-tions required or permitted hereunder shall be in writing and shall be deemed duly given upon (a) transmitter's confirmation of a receipt of a facsimile transmission,
(b) confirmed delivery by a standard overnight carrier or
(c) the expiration of five business days after the day when mailed by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address as the parties hereto shall specify by like notice):

               (a)  If to Care, to:

               Care Enterprises, Inc.
               2742 Dow Avenue
               Tustin, California   92680-7245
               Telecopy No. (714) 544-4443 x2401

               Attention:  John W. Adams

with a copy to:

               Sidley & Austin
               2049 Century Park East
               Los Angeles, California  90067-3208
               Telecopy No. (213) 556-6502

               Attention:  Moshe J. Kupietzky, Esq.

               (b)     If to any of the Stockholders, to
                       the respective addresses noted on
                       Exhibit A hereto.

          11.  Descriptive Headings.  The descriptive
headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          12.  Validity.  The invalidity or
unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

          13. Further Assurances. Each Stockholder will execute and deliver all such further documents and in-struments and take all such further actions as may be necessary in order to consummate the transactions contem-plated hereby.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above writ-ten.

                    CARE ENTERPRISES, INC.

                    By:  /s/ JOHN W. ADAMS
                         Name:  John W. Adams
                         Title: CEO

                    Stockholders:

                    /s/ CECIL MAYS
                         Cecil Mays

                    EL DORADO INVESTMENT COMPANY
                    By:  /s/ GREGORY S. ANDERSON
                         Name:  Gregory S. Anderson
                         Title: Managing Director

                    SUNDANCE CAPITAL CORPORATION
                    By:  /s/ GREGORY S. ANDERSON
                         Name:  Gregory S. Anderson
                         Title: Vice-President


                              EXHIBIT A

Name of Stockholder                                Number of
     and                                        Securities as of
 Address for Notice      Class of Securities     the Date Hereof

Cecil Mays               Common Stock             571,703
3636 Birch Street
Suite 195
Newport Beach, CA 92660

El Dorado Investment     Common Stock             746,143
 Company
400 East Van Buren St.
Suite 650
Phoenix, AZ  85004

Sundance Capital         Common Stock             131,516
  Corporation
400 East Van Buren St.
Suite 650
Phoenix, AZ  85004